FEDERAL INSURANCE COMPANY
                                                    Endorsement No:    3
                                                    Bond Number:    82126699
NAME OF ASSURED: NETS TRUST


                               AMEND NAME OF ASSURED ENDORSEMENT
It is agreed that NAME OF ASSURED of the DECLARATIONS for this Bond is amended to include the following:
NETS TRUST
C/O NORTHERN TRUST COMPANY
50 SOUTH LA SALLE STREET
CHICAGO, IL 60603

This Endorsement applies to loss discovered after 12:01 a.m. on February 26, 2008.
ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.


						By /s/ Robert Hamburger
Date: May 8, 2008				  Authorized Representative


      ICAP Bond
      Form 17-02-6272 (Ed. 8-04)  Page 1